EXHIBIT 10.7

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT ("Agreement") is made as of June 29, 2005 by and among The Guitammer Company, an Ohio corporation (the "Company"), and the investors named on the Schedule of Lenders attached hereto (individually each a "Lender," and collectively the "Lenders").

WHEREAS, the Lenders intend to provide certain consideration to the Company, which consideration is identified on the Schedule of Lenders attached hereto (the "Schedule of Lenders");

WHEREAS, the Company in return for such consideration will execute promissory notes and grant options to purchase common shares of the Company;

WHEREAS, the parties hereto wish to provide for the sale and issuance of such notes and grant of such options in.return for such consideration and any future advances to the Company;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.    Amount and Terms of the Notes; Terms of Options; Security Agreement.

1.1   Promissory Notes and Options. In return for the consideration provided by each Lender, the Company shall sell and issue to such Lender a promissory note in the form attached hereto as Exhibit A (a "Note") and grant an option to purchase common shares of the Company in the form attached hereto as Exhibit B (the "Initial Option"). Each Note shall be dated as of the date such consideration is provided to the Company. The aggregate amount of the Initial Options shall be exercisable for twenty-four (24) shares which is approximately 3% of the common issued and outstanding shares of the Company on a fully diluted basis (the "Initial Option Shares"), the number of shares exercisable under each such Initial Option to be on a pro rata basis based on the principal amount of each such Note to the aggregate principal amount of all Notes. Additional options may be issued at the times prescribed in the Notes (each an "Additional Option" and together with the "Initial Options," the "Options") for the amount of common shares of the Company provided therein (the "Additional Option Shares," and together with the Initial Option Shares, the "Option Shares"). If the authorization for the issuance of the Options is challenged, the Company shall undertake to replace the Options with warrants or other securities of the Company which shall provide substantially similar rights to the Lenders. Lenders shall cancel the Options and otherwise reasonably cooperate in replacing the Options with such warrants or other securities.

1.2   Security Agreement. The Lenders have the right at any time and from time to time to request that the Company execute and deliver a Security Agreement in a form reasonably acceptable to the Lenders (as amended and in effect from time to time, the "Security Agreement" and. together with this Agreement. theNotes and the Options, the "Financing Documents"), and covering substantially all of the property of the Company. The liens created under the Security Agreement shall be junior in priority to the liens granted to the Company's then existing commercial lender(s) (the "Senior Lender(s)"). At no time will the Company be required to execute and deliver the Security Agreement if the Senior Lender-{s) do(es) not give its consent thereto, or if the Lenders and the Senior Lender(s) can not agree on an intercreditor agreement among such parties as to the relative priority of the payment and liens among such parties. Company agrees that is shall not, other than with respect to the Senior Lender(s), without the written consent of the Required Lenders, which shall not be unreasonably withheld, create, incur, assume or suffer to exist any (i) lien of any kind (including the charge on property purchased under conditional sales or other title retention agreements, but excluding any security interests of the Lenders contemplated under the Financing Documents) upon, or any security interest in, any of its property or assets; or (ii) agreement with any person which prohibits or restricts the granting of any such lien of any kind in favor of the Lenders.

1.3   Closing. The closing (the "Closing") of the purchase of the Notes and grant of the Options in return for the consideration shall take place at 52 East Gay Street Columbus, Ohio, at 1:00 p.m., on June 29, 2005, or at such other time and place as the Company and a majority in interest of the Required Lenders agree upon orally or in writing. The term "Required Lenders" means, at any time, Lenders having Outstanding aggregate Note amounts representing more than fifty-one percent (51%) of the sum of the total outstanding aggregate Note amounts at such time. At the closing the Company shall deliver its financial statements for the fiscal year ending December 31, 2004 and for the quarter ending March 31, 2005 (the "Recent Financials"). At the Closing, each Lender purchasing Notes and Options shall deliver the consideration to the Company and the Company shall deliver to such Lender one or more executed Notes and Options in return for the respective consideration provided to the Company. In addition, the Company shall reimburse the Lenders for their reasonable attorney's fees incurred by Lenders in connection with negotiating and entering into this Agreement, in an amount not to exceed $2,000.00 in the aggregate.

2.   Representations, Warranties and Covenants of the Company. In connection with the transactions provided for herein, the Company hereby represents, warrants and covenants to the Lenders that:

2.1   Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each other jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

2.2   Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, issuance (in the case of the Notes and the Options) and delivery of the Financing Documents, and the performance of all obligations of the Company thereunder, has been taken or will be taken prior to the applicable Closing. Each of the Financing Documents (other than the Security Agreement which requires the Senior Lender(s)' consent) constitutes the Company's valid and legally binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights.

2.3   Valid Issuance of Option Shares. The Option Shares of theCompany issuable upon exercise Of the Options will be duly and validly issued, fully paid, and nonassessable and, based upon the representations of the Lenders made in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

2.4   Conflicts. Other than as noted in Section 1.2, above, the execution and delivery by the Company of the Financing Documents, the performance by the Company of the terms of the Financing Documents, and the offer, issuance and sale of the Notes and the Options do not and will not result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation (other than as contemplated by the Security Agreement) of any lien, mortgage, security interest, charge or other encumbrance upon any of the Company's assets, pursuant to: (a) the Certificate of Incorporation of the Company as currently in effect; (b) the Bylaws of the Company as currently in effect; (c) the General Corporation Law of Ohio as currently in effect or any law, statute, rule or regulation of the United States of America which is currently in effect to which the Company is subject; (d) any of the agreements to which the Company is currently a party or (e) any order, judgment or decree to whichthe Company is currently a party or to which the Company or any of its assets are subject.

2.5   Compliance: Status of Indebtedness, Leases and other Material Agreements. The Company is in compliance in all material respects with all laws, regulations and orders of any governmental or regulatory authority or agency applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property.

2.6   Legal Proceedings. Other than the matter of the Kicker trademark (registered to Stillwater Designs) dispute, there is no action, suit, proceeding or investigation before any court, governmental authority or any arbitrator pending or, to the knowledge of the Company, threatened against the Company.

2.7   Minimum EBITDA. Company will not permit its EBITDA (as defined below) to be less than the S I for the fiscal year ending on December 31, 2005, and, if the due date for the Note is extended by Company pursuant to the terms of the Note, for the fiscal year ending on December 31, 2006. For purposes of this Agreement "EBITDA" means, for a particular period, the total, in U.S. dollars, (determined in accordance with the comprehensive basis of accounting generally and historically used by the Company, consistently applied) of the Company's earnings before interest, income taxes, depreciation, and amortization expense.

2.8   Minimum Revenue. Company will not permit its Revenue (as defined below) to be less than $2,000,000.00 for the fiscal year ending on December 3 I , 2005 and, if the due date for the Note is extended by Company pursuant to the terms of the Note, for the fiscal year ending on December 31, 2006. For purposes of this Agreement "Revenue" means, for a particular period, the total in U.S. dollars (determined in accordance with the comprehensive basis of accounting generally and historically used by the Company, consistently applied) of the Company's gross revenues.

2.9   Recent Financials. The Recent Financials to be deliveredby the Company at the Closing, to the Company's knowledge, shall be accurate and complete in all material respects.

 3.   Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and N,varrants to the Company that:

3.1   Authorization. This Agreement constitutes such Lender's valid and legally binding obligation, enforceable in accordance with its terms.

3.2   Purchase Entirely for Own Account. Lender acknowledges that this Ag-reement is made with Lender in reliance upon Lender's representation to the Company that the Note, the Options and the Option Shares issuable upon exercise of the Options (collectively, the "Securities") will be acquired for investment for Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Aueement, Lender further represents that Lender does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Securities. Lender represents that it has full power and authority to enter into this Ameement.

3.3   Disclosure of Information. Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's business and the terms and conditions of the offering of the Securities.

3.4   Investment Experience. Lender is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that lie is capable of evaluating the Company's business prospects and the merits and risks of his investment in the Securities.

3.5   Accredited Investor. Lender is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the "SEC"), as presently in effect.

3.6   Restricted Securities. Lender understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances.

3.7   Further Limitations on Disposition. Without in any way limiting the representations set forth above, Lender further agrees not to make any disposition of all or any Securities unless and until:

(a)	There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)
(i) Lender shall have notified the Company of the proposed diSposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the propoSed disposition, (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Act, and (iii) the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.

3.8   Legends. It is understood that the Securities may hear the following legends:

(a)
"These securities have not been registered under the Securities Act of 1933 (the "Act"). They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that registration is not required under such Act." and

(b)	Any legend required by applicable state "blue sky" law.

4.   Prepayments of the Notes.

4.1   Optional Prepayments. Beginning on the date which is three months after the date of the Closing, Company may, at its option, upon notice as provided below, prepay all, or from time to time any part of, the Notes. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

5.    Furnishing of Financial Information. Company will furnish the Lenders: (i) Within sixty (60) days after the end of each fiscal year, copies of income statements and balance sheets of the Company as of the close of the fiscal year-, and (ii) Within forty-five (45) days after the end of the first three quarters of each fiscal year of the Company, copies of income statements and balance sheets of the Company for the period from the beginning of the fiscal year to the end of such quarter. Such financial information shall be prepared on the same basis as used by management for the operation of the Company. In addition, upon at least 5 business days notice, the Lenders may inspect the books and records of the Company at its principle place of business, during normal business hours and in a manner which does not unreasonably interfere with the normal operation of the business of the Company.

6. [INTENTIONALLY DELETED]

7.    Miscellaneous.

 7.1   Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2   Governing Law. This Agreement shall be governed by and construed under the laws of the State of Ohio as applied to agreements among Ohio residents; made and to be performed entirely within the State of Ohio.

7.3   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4   Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5   Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid), sent via facsimile (with acknowledgement of complete transmission) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and to each Lender at the addresses or facsimile number indicated below:
If to the Company:

The Guitammer Company Inc.
6295 Maxtown Road, Suite 500
Westerville, OH 43081
Ann: Mark A. Luden
Fax: (815) 346-9532

With a copy (not constituting notice) to:

Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
P.O. Box 1008
Columbus, Ohio 43216-1008
Attn: Anker M. Bell
Fax: (614) 719-4623

If to Lenders:

At the addresses shown on the signature pages hereto.

7.6   Finder's Fee. Each party represents that neither he nor it is nor will be obligated for any tinder's fee or commission in connection with this transaction. Each Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a tinder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Lender or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Lender from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

7.7   Entire Agreement: Amendments and Waivers. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Required Lenders. Any waiver or amendment effected in accordance with this Section 7.7 shall be binding upon each holder of any of the Securities then outstanding (including securities into which the Securities have been converted), each future holder of any of the Securities and the Company.

7.8   Effect of Amendment or Waiver. Each Lender acknowledges that by the operation of Section 7.7 hereof the Required Lenders will have the right and power to diminish or eliminate all rights of such Lender under this Agreement.

7.9   Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.10    Further Assurances. From time to time, the Company shall execute and deliver to the Lenders such additional documents and shall provide such additional information to the Lenders as any Lender may reasonably require to carry out the terms of the Financing Documents.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

[Lender's Signature Pages Follow]

SCHEDULE OF LENDERS

	Principal	Initial Option

Andrea Lerner Levenson	$50,000	8

Walter Doyle	$50,000	8

Gus Van Sant	$50,000	8

	$150,000	24

EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

PROMISSORY NOTE

$________________	June 29, 2005

FOR VALUE RECEIVED, The Guitammer Company, an Ohio corporation (the "Company"), hereby promises to pay to the order of ______________ or any subsequent registered holder of this Note (the "Lender"), the principal sum of __________ Dollars ($______), together with interest thereon from the date of this Note on the unpaid principal balance. Any capitalized terms used and not otherwise defined herein shall have the meaning assigned to such term in that: certain Note Purchase Agreement dated as of June 29, 2005 (as such agreement may be amended from time to time, the "Purchase Agreement")..

Interest shall accrue at a rate of twenty percent (20.0%) per annum and be payable in arrears on each September 30, December 31, March 3I and June 30, commencing with September 30, 2005. In the case of an Event of Default as defined herein, interest shall accrue at a rate of twenty-five percent (25.0%) per annum (the "Default Rate") and shall be payable on demand. Interest shall be computed on the basis of a 360-day year and actual days elapsed.

All of the principal and accrued interest under this Note shall be immediately due and payable on June 29, 2006 (the "Initial Maturity Date"). The Initial Maturity Date may be extended by the Company as follows, with all of the principal and accrued interest under this Note being immediately due and payable to the Extension Date (as defined below):

(a)
The Company may extend the Initial Maturity Date of the Note to June 29, 2007 (the "Extension Date") by giving written notice to the Lenders of such extension prior to the Initial Maturity Date, provided that at such time the Company has provided the Lender, [on a pro rata basis], with Options for an additional ____ (____)  [in the aggregate] Option Shares of the Company.

(b)
The Company may extend the Initial Maturity Date of the Note to the Extension Date by giving written notice to the Lenders of such extension prior to the Initial Maturity Date, provided that at such time the Company has provided the Lender, [on a pro rata basis], with (i) a payment of twenty-five percent (25%) of the then outstanding principal balance of the Notes and all interest accrued thereon, and (ii) with Options for an additional _______ (___) [in the aggregate] Option Shares of the Company.

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As used in this Note, "initial Maturity Date shall mean May I, 2006, or the Extension Date, if extended pursuant to clauses (a) and (b). Notwithstanding the foregoing, if one or more of the following events (each an "Event of Default") shall occur and be continuing:

(i)	the Company shall fail to make any required payment of principal or interest on the Note, and such failure shall continue unremedied for a period of ten (10) days; or

(ii)	the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 2.7 or 2.8 of the Purchase Agreement; or

(iii)
the Company shall fail to perform any covenant, condition or agreement in this Note or the Purchase Agreement (other than in the case of an Event of Default referred to in clauses (i) or (ii)), and such failure shall continue unremedied for a period of thirty (30) days; or

(iv)
the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary; a receiver or custodian, as those terms are defined under the Bankruptcy Code of 1978, as amended, Title 11, U.S.C. (the "Bankruptcy Code"), of any of Company's property is appointed or exists; Company makes any assignment for the benefit of creditors; or any petition initiating any case is filed by or against the Company under the Bankruptcy Code or under any other applicable federal or state law relating to creditor rights and remedies; or

(v)
Any substantial change in the control of the Company resulting from changes in management personnel without the Lenders's written consent, which such consent shall not be unreasonably withheld in the case where a qualified replacement for Mark Luden has been selected by the Company's Board of Directors; and provided that, consent of the Lenders shall not be required in the case of the voluntary retirement of Marvin Clamme or Ken McCaw or the death or permanent disability of Marvin Clamme, Ken McCaw or Mark Luden; or

(vi)	The sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company pursuant to a transaction in which the Company is not a surviving entity; or

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(vii)	the Company shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any material indebtedness, when and as the same shall become due and payable;

thereupon: (I) in the case of an Event of Default other than the one referred to in clause (iv), the Required Lenders may declare the principal, interest and all other obligations under this Note to be immediately due and payable, whereupon such amounts shall be immediately due and payable by the Company and (2) in the case of the occurrence of an Event of Default referred to in clause (iv), the principal, interest and all other obligations under this Note shall automatically become immediately due and payable.

This Note may be prepaid in whole or in part as provided in the Purchase Agreement. The indebtedness under this Note may be secured as provided in the Purchase Agreement.

All payments shall be made in lawful money of the United States of America at the address for notices of the Lender designated on the signature pages of the Purchase Agreement, or at such other place as the Lender may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

This Note shall be governed by and construed in accordance with the laws of the State of Ohio as applied to agreements among Ohio 'residents entered into and to be performed entirely within Ohio.

The Lender and the Company hereby agree that the Required Lenders may collectively amend or waive the observance of any provision of the outstanding Notes, with the consent of the Company, but without the consent of the Lender.

Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Lender and any subsequent holder of this Note shall receive this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other lenders under the Purchase Agreement. Upon any transfer of this Note effected pursuant to the Purchase Agreement, the transferee shall thereupon become vested with all rights, benefits and privileges of the Lender under this Note and by law provided, and the term "Lender" shall mean such subsequent transferee.

In no event shall any officer or director of the Company be personally liable for any amounts due and payable pursuant to this Note.

Company will pay to Lender all attorneys' fees and court costs incurred by Payee in connection with Lender's efforts to collect the indebtedness evidenced hereby. Any notice required or permitted by this Note shall be provided in the manner described in the Purchase Agreement. The parties hereby expressly waive presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest, and any other formality.

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The Borrower irrevocably authorizes any attorney at law to appear before any court of record, state or federal, in the United States of America (other than any court in which utilization of this warrant of attorney would be contrary to law) after this Note becomes due, whether by lapse of time or by acceleration of maturity, to waive the issuance and service of process, to admit maturity and nonpayment of the Indebtedness evidenced by this Note, to confess judgment against the Borrower in favor of the Lender for the amount then appearing due, together with costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The Borrower agrees that the Lender's attorney may confess judgment pursuant to the foregoing warrant of attorney.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written at Columbus, Franklin County, Ohio.

WARNING--BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO  COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY  GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

THE GUITAMMER COMPANY

By:
Its:

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EXHIBIT B

THIS STOCK OPTION AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

THE GUITAMMER COMPANY

STOCK OPTION AGREEMENT

(Nonqualified Stock Option)

THIS STOCK OPTION AGREEMENT (this "Agreement"), dated _______ , 2005, between The Guitammer Company, an Ohio corporation (the"Company"). and ____________, an individual resident of the State of Ohio (the "Optionee");

WITNESSETH:

WHEREAS, the Board of Directors of the Company adopted The Guitammer Company 1999 Non-Qualified Stock Option Plan (the "Plan") on September 30'h, 1999;

WHEREAS, the Plan permits the grant of nonqualified stock options with respect to common shares of the Company (the "Common Shares");

WHEREAS, pursuant to the provisions of the Plan, the Board of Directors of the Company, or a committee of directors designated by the Board of Directors to administer the Plan (in either case, the "Committee"), has determined that a nonqualified stock option to acquire Common Shares should be granted to the Optionee upon the terms and conditions set forth in this Agreement and under that certain Note Purchase Agreement dated as of June 29, 2005 entered into by and among the Company, the Optionee and others (as such agreement may be amended from time to time, the "Purchase Agreement");

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto make the following agreement, intending to be legally bound thereby:

Section I.   Plan as Controlling. All terms and conditions of the Plan, as it may be amended from time to time, applicable to options granted thereunder shall be deemed incorporated herein by reference; provided, however, that no amendment to the Plan made effective after the date of this Agreement shall affect the Option (as defined in Section 2), without the consent of the Optionee. In the event that any provision in this Agreement conflicts with any term in the Plan, the term in the Plan shall be deemed controlling.

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Section 2.   Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase _____________ (_______) Common Shares.

Section 3.   Terms and Conditions of the Option.

(a) Option Exercise Price. The purchase price (the "Option Exercise Price") to be paid by the Optionee to the Company upon the exercise of the Option shall be Six Hundred and Sixty Five Dollars (S665.00) per Common Share.

(b) Exercise of the Option. The Optionee may exercise the Option, from time to time and at any time, beginning on the first anniversary of this Agreement. The grant of the Option shall not confer upon the Optionee any right to be employed by the Company nor limit in any way the right of the Company to terminate the employment of the Optionee at any time.

(c) Option Term. The Option shall in no event be exercisable after the expiration of ten (10) years from the date of this Agreement.

(d) Method of. Exercise. The Option may be exercised only by giving written notice of exercise to the Company stating the number of Common Shares subject to the Option in respect of which it is being exercised. The notice must be given to the President of the Company. The Optionee shall be required, as a condition precedent to the Optionee's right to exercise the Option and at the Optionee's expense, to supply the Company with such evidence, representations and agreements as the Company may deem necessary or desirable to establish the Optionee's right to exercise the Option and the propriety of the sale of Common Shares by reason of such exercise under the Securities Act of 1933, as amended (the "Securities Act"), the securities laws of the state of residence of the Optionee or any holder of the Option, and any other laws or requirements of any governmental authority. Without limiting the generality of the foregoing, the Option shall not be exercisable unless the sale of the Common Shares by reason of such exercise has been registered under the Securities Act and all other applicable securities laws of any jurisdiction or unless such sale is exempt from such registration requirements. The Company does not currently intend, and shall be under no obligation, to so register any or all of the Common Shares. Payment for all such Common Shares shall be made to the Company at the time the Option is exercised in such form as authorized by the Plan. After payment in full for the Common Shares purchased under the Option has been made, the Company shall take all such action as is necessary to deliver appropriate certificates evidencing the Common Shares purchased upon the exercise of the Option as promptly thereafter as is reasonably practicable.

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(e)  Sati.sfaction of Taxes and Tax Withholding Requirements. The Company shall be entitled and is authorized, if required by law in order to obtain favorable tax treatment, as reasonably determined by the Committee or the Board of Directors, to withhold (or secure payment from the OptiOnee in lieu of withholding) the amount of any applicable withholding taxes as provided in the Plan. The Company may defer delivery of any Common Shares pursuant to the exercise of the Option unless indemnified to its satisfaction in this regard.

(f) Acceleration of Options. In the event that, during the period beginning on the date of this Agreement and ending on the first anniversary of this Agreement, the Company or its shareholders enter into one or more agreements to dispose of all or substantially all of the assets of the Company or 50% or more of the outstanding capital stock of the Company by means of sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions (each an "Acceleration Event"), then the Company shall give notice to Optionee and Optionee shall have the right to exercise the full number of Common Shares subject to the Option during the period beginning on the date of such notice and ending on the day before the scheduled date of consummation of the Acceleration Event; provided that any exercise of the Option during such period shall be conditioned upon the consummation of the Acceleration Event and shall be effective only immediately before such consummation, except to the extent that the Optionee may indicate, in writing, that such exercise is unconditional with regard to all or part of the unaccelerated portion of the Option. Upon consummation of the Acceleration Event, the Option, whether or not accelerated, shall terminate and cease to be exercisable unless assumed by the successor. The grant of this Option shall not affect in any way the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Section 4.  Adjustments and Changes in the Common Shares Subject to the Option.

(a )  In the event of any stock dividend or other distribution (whether in the form of Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of the Common Shares or other securities of the Company, or other similar extraordinary corporate transaction or event affects the Common Shares such that an adjustment is necessary in order to prevent extraordinary dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan to the Optionee, then the Committee shall proportionately adjust either or both (as necessary): (i) the number of Common Shares or other securities of the Company (or number and kind of other securities or property) subject to the Option; and (ii) the Option Exercise Price with respect to the Option; provided that, no such adjustment shall be required to be made in connection with the mere issuance by the Company of Common Shares or other securities of the Company, or warrants, options or other rights to purchase Common Shares or other securities of the Company, in any case, which is not made in conjunction with or as part of such an extraordinary corporate transaction.

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(b)  The Option Exercise Price and the number of Common Shares subject to this Option shall be subject to adjustment as follows:

(i) If any time after June 29, 2005, the Company shall issue or sell common shares at a price per share less than the Option Exercise Price and fails to offer Optionee the opportunity to purchase common shares on the same terms, then the Option Exercise Price shall be reduced by multiplying the Option Exercise Price then in effect by a fraction: ( I) The numerator of which shall be (A) the number of Common Shares outstanding on a fully-diluted basis immediately prior to the issuance of such additional Common Shares, plus (B) the number of Common Shares which the aggregate consideration, if any, received by the Company for the total ninbei- of such additional Common Shares so issued would purchase at the Option Exercise Price; and (2) The denominator of which shall be (A) the number of Common Shares outstanding on a fully-diluted basis immediately prior to the issuance of such additional Common Shares, plus (B) the number of such additional Common Shares so issued.

(ii) Upon any adjustment to the Option Exercise Price pursuant to 4(b) (i), above, the number of Common Shares subject to the Option shall be increased by multiplying the number of Common Shares subject to the Option by the inverse of the fraction determined under (1), above, so that the total Option Exercise Price, in the aggregate, for all of the Common Shares subject to the Option shall remain unchanged. For example, if the Option Exercise Price is, under 4(b)(i) above, to be multiplied by Y2, then the number of shares subject to the Option shall be multiplied by 2.

(iii) For the purposes of this Section 4, the term "fully-diluted" shall mean all issued and outstanding Common Shares plus the total number of Common Shares available to be issued pursuant to the exercise of stock options (whether or not supported by sufficient authorized Common Shares) which are: (A) currently existing or outstanding, or (B) not yet granted but described in the Purchase Agreement.

(iv) For the purposes of this Section 4, if part or all of the consideration received by the Company in connection with the issuance of Common Stock or the issuance of any of the securities described in this Section 4 consists of services or property other than cash, such consideration shall be deemed to have a fair market value as reasonably determined in good faith by the Board of Directors of the Company.

(c)  Notwithstanding anything to the contrary contained herein, there shall be no adjustment of the Option Exercise Price as a result of the issuance of Common Shares upon the exercise of stock options granted to senior management, employees, non-employee directors and other non-employees, such as consultants and independent contractors, of the Company, for up to 15% (fifteen percent) of the fully diluted outstanding Common Shares Company existing as of the date hereof and granted at an exercise prices of not less than the fair market value oldie Common Stock, determined in good faith by the board of directors of the Company as of the date of grant. Optionee acknowledges that the 892 shares subject to options existing as of the date hereof shall not be included with the fifteen percent limit described in this Subsection 4(c).

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Section 5. Non-Assignability of the Option. During the lifetime of the Optionee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee otherwise than by will or the laws of descent, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. The Option may not be exercised during the lifetime of the Optionee except by him or his guardian or legal representative.

Section 6. Exercise of the Option. Except as otherwise provided in this Agreement or in the Plan, the Option is exercisable only by the Optionee or his legal heirs and personal representatives;. provided that the Company shall recognize nor be required to transfer record ownership of any shares to any person if such transfer would cause the termination of the Company's S Corp. election (if then in effect).

Section 7. Restrictions on Transfers of Common Shares. Anything contained in this Agreement, in the Plan or elsewhere to the contrary notwithstanding, the Option may not be exercised if the Committee determines that the sale of Common Shares upon exercise of the Option may violate the Securities Act, the applicable state securities laws, or any other law or requirement of any governmental authority. An appropriate restrictive legend shall be placed on certificates representing Common Shares acquired upon the exercise of the Option, unless the Committee determines, upon the advice of counsel to the Company, that such legend is not required because of the existence of an effective registration statement registering the Common Shares under the Securities Act or because all applicable federal and state legal requirements have been satisfied.

Section 8.  No Rights of the Optionee as a Shareholder. The Optionee shall have no rights as a shareholder of the Company with respect to any Common Shares covered by the Option until the date of issuance of a certificate to the Optionee evidencing such Common Shares.

Section 9. Confidentiality and Non-solicitation.

(a)  Optionee hereby acknowledges that Optionee has or in the future may have access to the Company's trade secrets and proprietary or confidential information developed or acquired by or licensed to the Company, including, but not limited to, information regarding the Company's operations, business plans, customers or prospects, products, computer passwords or other information regarding network or systems access and research and development information, as such trade secrets and proprietary or confidential information may exist from time to time ("Confidential Information"). As consideration for the Option granted to Optionee hereunder, Optionee will not, at any time during Optionee's relationship with the Company, in whole or in part, disclose or cause any other person to disclose the Confidential Information to any other person or entity (except the Company) under any circumstances. In addition, Optionee will not, during the term of Optionee's relationship with the Company, and for a period of one (I) year thereafter, solicit or assist any other person or entity in soliciting any employee of the Company to terminate the employee's employment with the Company under any circumstances.

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(b)  Optionee acknowledges that if there is a breach of any provision ofthis paragraph 9 by Optionee, the Company will suffer irreparable harm in that monetary damages would be inadequate to compensate the Company for such a breach. In the event of a breach or threatened breach of any such provisions by Optionee, in addition to such monetary and other relief as may be available, Optionee agrees that the Company will be entitled to injunctive relief as may be necessary to restrain any breach or further breach of such provisions by Optionee, without showing or providing any actual damages or loss sustained by the Company or notice to Optionee.

Section 10.  Notices and Payments. All payments required or permitted to beade under the provisions of this Agreement, and all notices and other communications required or permitted to be given or delivered under this Agreement to the Company or to the Optionee, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail (postage prepaid), addressed as follows:

(a)	If to the Company, to:

The Guitammer Company
P.O. Box 82
Westerville, OH 43086
ATTN: President / CEO

(b)	If to the Optionee, to the address of the Optionee set forth at the conclusion of this Agreement.

The Company or the Optionee may, by notice given to the other in accordance with this Agreement, designate a different address for making payments required or permitted to the made, and for the giving of notices or other communications, to the party designating such new address. Any payment, notice or other communication required or permitted to be given in accordance with this Agreement shall be deemed to have been given when placed in the U.S. Mail, addressed and mailed as provided in this Agreement.

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Section I I. General Provisions.

(a) Governing Law. The rights and obligations of the Optionee and the Company under this Agreement shall he governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and performed entirely in such state (without giving effect to the conflict of laws principles thereof) in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement, and remedies provisions of the Plan and its rules and regulations, except to the extent preempted by applicable federal law.

(b) Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

(c) Severability. If any provision of this Agreement or the application. of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible to two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

(d) Number and Gender. When used in this Agreement, the number and gender of each pronoun shall be construed to he such number and gender as the context, circumstances or its antecedent may require.

(e) Amendment of Option. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate the Option, prospectively or retroactively; provided that, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary.

(f)  Entire Agreement. This Agreement, including the Plan as amended from time to time and incorporated by reference herein, constitutes the entire agreement between the Company and the Optionee in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No officer, employee or other servant or agent of the Company, and no servant or agent of the Optionee, is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

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(g) Rights and Remedies Cumulative. All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed at law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

(h)  Duplicate Originals.This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall be deemed to constitute a single instrument.

(i)  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first above written.

The Guitammer Company	Optionee:

By: ____________________	____________________
(Authorized Officer)	(Name)

Title: __________________	Address: _____________

Soc. Sec. No.:__________

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